UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) May 27, 2010

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code   (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Entry into Material Definitive Agreement

On May 21, 2010, Photronics, Inc. (“Photronics”) and Peter Kirlin, entered into a three year employment agreement for the position of Senior Vice President, U.S. and Europe dated May 21, 2010. Dr. Kirlin will receive an annual rate of compensation of $280,000 annually, paid biweekly. He will receive a company car, plus all related expenses as per company policy, four weeks annual vacation, and is eligible to participate in Photronics’ health and insurance plans as described in Photronics’ handbook. Dr. Kirlin’s Employment Agreement also provides for certain severance, confidentiality and non-compete provisions.

On May 21, 2010, Photronics, Inc. (“Photronics”) and Richelle Burr, entered into a three year employment agreement for the position of Vice President, General Counsel and Secretary dated May 21, 2010. Ms. Burr will receive an annual rate of compensation of $170,000 annually, paid biweekly. She will receive a company car, plus all related expenses as per company policy, four weeks annual vacation, and is eligible to participate in Photronics’ health and insurance plans as described in Photronics’ handbook. Ms. Burr’s Employment Agreement also provides for certain severance, confidentiality and non-compete provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE:	May 27, 2010	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

PHOTRONICS, INC.